EXHIBIT 10(V)

                         NON-NEGOTIABLE PROMISSORY NOTE

$--------
                                                             As of July 14, 1998


         FOR VALUE RECEIVED, _________________ (the "Maker"), with an address at _____ ________________________________ promises to pay to the order of SANDATA,
INC., a Delaware corporation (the "Payee"), with its principal place of business at 26 Harbor Park Drive, Port Washington, New York 11050, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of _______________________ ($_________), with interest thereon until paid in full, computed from the date hereof at the rate of eight and one-half percent (8.5%) per annum. Interest on the unpaid principal balance of this Note shall be payable monthly, commencing thirty (30) days from the date hereof. The entire outstanding balance hereunder, including principal and accrued and unpaid interest, if any, shall be due and payable on July 14, 2001.

         If any of the following events ("Event of Default") shall occur and be continuing (a) the failure to pay any installment of principal of or interest on the Note within five (5) days after the same shall become due and payable; or
(b) the occurrence of any material adverse change in the Maker's financial condition or operations; or (c) upon the death of the Maker; or (d) if any representation or warranty made by Maker herein or in connection with the transactions contemplated hereby shall prove to be materially false when made; or (e) termination of business operations, dissolution or termination of Maker's existence; or (f) the making of an assignment for the benefit of creditors or the taking advantage by Maker of any insolvency law; or (g) the appointment of a receiver for any of the Maker's property; or (h) any petition in bankruptcy being filed by or against Maker, or any proceedings in bankruptcy or under any laws or regulations of any jurisdiction relating to the relief of debtors being commenced for the relief or readjustment of any indebtedness either through reorganization, composition, extension or otherwise, and in the case of an involuntary petition, failure to have such petition dismissed within sixty (60) days after filing; or (i) if any provision of this Note shall at any time after its execution and delivery and for any reason (except by its terms) cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Maker, or Maker shall deny that it has any further liability or obligation under this Note except in accordance with the terms thereof; or (j) upon the entry of one or more final judgments exceeding in the aggregate $50,000.00 not covered by insurance against Maker or jointly with any person, firm, or corporation, and such judgment shall continue unstayed or unbonded, on appeal or otherwise or unsatisfied for a period of 30 days; then, or at anytime after the happening of an Event of Default the Payee may declare this Note, all interest hereon and any other amounts due hereon to be immediately due and payable.

         If the Maker shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) all or any portion of the principal amount hereof, notwithstanding anything herein to the contrary, any such unpaid amount shall bear interest for each day from the date it was so due until paid in full, at the rate of 12% percent per annum, payable on demand.

         In the event payment is not made when due, the Maker agrees to pay, in addition to all other required payments hereunder, a late fee equal to four percent (4%) of the overdue payment.

         Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law.

         This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Notwithstanding any other provisions contained herein, the Maker's obligations under this Note shall be non-recourse and without personal liability to the Maker, and the holder hereof, as the exclusive remedy for any default hereunder, shall have recourse only against the certain shares of Common Stock of Sandata, Inc. (the "Shares") pledged by the Maker to the Payee pursuant to a certain Pledge Agreement of even date among the Maker and the Payee. The holder hereof, by its acceptance of this Note, further agrees that it will not seek to recover any deficiency remaining after any foreclosure and sale with respect to the Shares. Any surplus remaining after any such foreclosure and sale shall be and remain the property of the Maker and the other owners of the Shares.

         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of any agent or attorneys for collection upon default or maturity, the Maker agrees to pay, in addition to all other amounts due and payable hereunder, all costs and expenses of collection or attempting to collect this Note, including reasonable attorneys' fees.

         Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, when mailed, postage prepaid, by registered or certified mail, return receipt requested, or by overnight mail or nationally recognized overnight courier, or when sent by facsimile transmission, to the Maker or the Payee at its address stated herein or at such other address of which it shall have notified the party giving such notice in writing as aforesaid.

         Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of sums payable hereunder other than interest and principal, second to any interest on the principal balance outstanding hereunder and third to principal.

         This Note may be prepaid in whole or in part upon ten (10) days' prior written notice to Payee without penalty together with accrued and unpaid interest thereon, if any. All prepayments of principal hereunder shall include payment of interest up to and including the date of prepayment.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. The Maker hereby waives presentation for payment, demand, notice of dishonor and protest of the Note.

         The Maker and the Payee hereby waive all rights to trial by jury in any action, proceeding, claim or counterclaim arising out of this Note.


                                                            /s/ Maker